UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

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MediXall Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

104 N 4th St., Leesburg, Florida 34748

(Address of Principal Executive Office) (Zip Code)

(800) 381-1787

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2025, the Board of Directors of MediXall Group, Inc. (the "Company") appointed the following as members of the Board of Directors: Susan Poniatowski, Garth Walker, Gene Shvedov.

Ms. Susan Poniatowski brings extensive leadership, financial, and governance expertise to the Board, with over two decades of experience as Trustee of The Poniatowski Trusts, where she oversaw compliance, investment due diligence, tax reporting, and beneficiary distributions for complex trusts. Her background includes executive management at TerraSonics, LLC, where she led budgeting, contract negotiations, and IP strategy, as well as business consulting at Arthur D. Little, advising on M&A, financial analysis, and corporate restructuring. Additionally, Ms. Poniatowski served as an Adjunct Research Professor at UMass Lowell, teaching business and engineering economics, further demonstrating her strategic and analytical acumen. Her multidisciplinary experience in governance, finance, and operational oversight positions her as a valuable asset to the Board.

Mr. Gene Shvedov brings decades of executive leadership, financial expertise, and entrepreneurial acumen to the Board. As founder and CEO of American Best Group, he scaled a logistics startup to $10M in revenue before its successful sale, later serving as COO during its transition. Through AGS Insurance Group, LLC, he built and managed a diversified portfolio of companies spanning insurance, trucking, and medical education. His financial leadership includes roles as Director of Finance at Cotelligent (NYSE: CGZ), where he overhauled accounting systems, managed IPO preparation, and led strategic planning, budgeting, and mergers/acquisitions due diligence. A Certified Public Accountant (Rutgers University, B.S. Accounting), he began his career in audit and tax at Goldstein Golub Kessler & Co., P.C. His blend of operational, financial, and governance experience, including ESOP/Profit Sharing Plan administration and corporate restructuring, positions him as a valuable asset to the Board.

Mr. Garth Walker brings a unique combination of technical expertise, financial acumen, and hands on investment experience to the Board. As a seasoned chemical engineer with a career at a major oil company, he developed rigorous analytical skills in project feasibility, risk assessment, and complex operational evaluations. Beyond his corporate experience, Mr. Walker has built a diversified investment portfolio spanning real estate (rental homes, apartment complexes), energy assets (oil royalties, wells), and private lending (hard money loans). This entrepreneurial background has provided him with deep, practical insights into capital allocation, tax optimization, and value creation across multiple asset classes. His ability to bridge technical and financial perspectives, coupled with his firsthand experience in both successful and challenging investment, positions Mr. Walker to contribute meaningfully to the Board’s strategic and governance oversight.

In addition, on April 18, 2025, the Board of Directors accepted the resignations of Travis Jackson and John Marino, recognizing their contributions while taking deliberate steps to sharpen the Company’s strategic focus and governance.

Mr. Jackson’s resignation reflects his commitment to prioritizing his role as CEO, enabling him to dedicate his full attention to evaluating strategic opportunities for the Company and presenting unbiased recommendations to the Board. This separation of leadership and governance roles underscores the Company’s commitment to rigorous oversight and independent decision-making.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediXall Group Inc.

Dated: April 23, 2025	By:	/s/ Travis Jackson
	Name:	Travis Jackson
	Title:	Chief Executive Officer